Exhibit 1.01

Hologic, Inc.
Conflict Minerals Report

INTRODUCTION
This Conflict Minerals Report (CMR) of Hologic, Inc. ("Hologic", "our", "we" or "the Company") has been prepared pursuant to Rule 13p-1 and Form SD promulgated under the Securities Exchange Act of 1934 for the reporting period from January 1, 2016 to December 31, 2016 (the Reporting Period).

Rule 13p-1 requires disclosure of certain information when a company manufactures or contracts to manufacture products for which “Conflict Minerals” are necessary to the functionality or production of those products. The “Conflict Minerals” for the purposes of Rule 13p-1 are gold, columbite-tantalite (coltan), cassiterite, and wolframite (including their derivatives, tantalum, tin and tungsten, and the U.S. Secretary of State may designate other minerals in the future). The Covered Countries for the purposes of Rule 13p-1 are the Democratic Republic of the Congo (the DRC), the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.

In accordance with Securities and Exchange Commission (SEC) guidance, this CMR is not audited.

As required by Rule 13p-1, this CMR relates to products (the Covered Products): (i) for which Conflict Minerals are necessary to the functionality or production of those products; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during the Reporting Period. As a result of our reasonable country of origin inquiry (RCOI) and the due diligence procedures described below, Hologic has identified certain components in its supply chain that contain necessary Conflict Minerals. These components are included in a number of the Company’s products manufactured at its manufacturing facilities.

RCOI
Hologic has conducted a good faith RCOI regarding the necessary Conflict Minerals used in its products. This good faith RCOI was designed to reasonably determine whether any of the necessary Conflict Minerals originated in the Covered Countries or came from recycled or scrap sources. The Company's primary means of determining country of origin of such Conflict Minerals was by conducting a supply chain survey. Survey procedures included evaluating Hologic’s suppliers’ responses to the Electronic Industry Citizenship Coalition (EICC)/Global e-Sustainability Initiative (GeSI) Conflict Minerals Reporting Template (the Template). Where applicable, the Company also inquired as to whether the supplier has a policy on Conflict Minerals and made follow-up inquiries with appropriate supplier personnel as necessary.

Design of Due Diligence
Based on the Company’s RCOI, the Company was also required to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products. The design of the due diligence measures described in this CMR is intended to comply in all material respects with the Organization for Economic Co-operation and Development (OECD) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition, including the related supplements on gold, tin, tantalum and tungsten (collectively, the OECD Guidance). The OECD Guidance is an internationally recognized due diligence framework for identifying the source of Conflict Minerals, which includes the following steps:

Step 1: Establish strong company management systems
Step 2: Identify and assess risks in the supply chain
Step 3: Design and implement a strategy to respond to identified risks
Step 4: Carry out independent third-party audit of smelter(s)/refiner(s) due diligence practices
Step 5: Report annually on supply chain due diligence

The OECD Guidance is written for the entire mineral supply chain and therefore Hologic's due diligence measures were tailored to include steps appropriate for "downstream" companies such as the Company.

Due Diligence Measures Performed
The Company’s supply chain is complex, and there are many third parties in the supply chain between Hologic’s suppliers and the original sources of any Conflict Minerals. The Company does not purchase Conflict Minerals directly from mines, smelters or refiners. The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are in Hologic’s products. Given this context, the Company undertook the following measures to exercise due diligence on the source and chain of custody of the Conflict Minerals in its products for the Reporting Period:

i.	Hologic has established a management system to support its supply chain due diligence.

a.
Hologic has adopted an organizational structure and communication process that is intended to improve supply chain transparency. This system is meant to help Hologic obtain critical information regarding the supply chain of Conflict Minerals used in its products.

b.
Hologic has adopted a company policy regarding Conflict Minerals in its supply chain. This policy is publicly available at the Company’s website: http://investors.hologic.com/product_components_and_conflict.

c.
Hologic has assigned authority and responsibility to a multi-disciplinary team consisting of individuals from Accounting & Finance, Manufacturing, Procurement, and Information Services (collectively, the Conflict Minerals Committee). The Conflict Minerals Committee receives periodic support from Hologic’s General Counsel and reports significant Conflict Minerals matters directly to the Chief Financial Officer.

d.
Hologic has distributed communications to its suppliers making them aware of Rule 13p-1 and Hologic’s related policies and apprising them of Hologic’s expectations regarding compliance with Rule 13p-1, Hologic’s related policies and any other requests that Hologic may send to them.

e.	Hologic maintains business records relating to Conflict Minerals due diligence in accordance with the Company's existing processes.

ii.	Hologic has taken steps to identify and assess risk in its supply chain.

a.
Hologic conducted a search for Conflict Minerals in its supply chain using its procurement and engineering systems. These systems contain bills-of-materials for Hologic products and an approved vendors list.

b.	Hologic engaged its immediate suppliers in an effort to identify the smelters/refiners of any Conflict Minerals in its supply chain during the Reporting Period.

c.	Hologic used the Template to assess its suppliers’ use, or lack thereof, of Conflict Minerals in the products and materials Hologic purchases.

d.
Hologic identified suppliers in its supply chain for the Reporting Period by reviewing the procurement and engineering systems and mapping the components in the bills-of-materials against the approved vendors list. Hologic sent the suppliers that were identified a copy of the Template (a Survey). Through May 17, 2017, a significant amount of Surveys were returned. Several follow-up reminders were sent to suppliers who did not respond to the Survey. In certain instances, if the response was too general (i.e. declaration at company level instead of product level), Hologic conducted a further assessment of the composition of the suppliers’ product or materials in an effort to determine if the product or materials contained Conflict Minerals. Hologic also reviewed Survey responses from suppliers that supplied similar products and materials to evaluate the consistency and accuracy of responses.

iii.	Hologic has designed and implemented a strategy to respond to identified risks.

a.
Hologic’s Conflict Minerals Committee monitors internal accountability with respect to the implementation of the supply chain due diligence process and reports its findings of the supply chain risk assessment to upper level management.

b.
Hologic has designed and implemented a risk management plan that includes, but is not limited to, requests for suppliers to complete Surveys, and working to incorporate Conflict Minerals language into Hologic’s supplier contracts. If a supplier identifies that it has Conflict Minerals in the products or materials it supplies, Hologic engages that supplier in an effort to determine the locations of the smelter(s)/refiner(s) of those Conflict Minerals.

c.
For certain Survey responses that identified smelters in Hologic's supply chain that are providing Conflict Minerals, Hologic reviewed the Conflict-Free Sourcing Initiative's (CFSI) Conflict Free Smelter List to determine if those smelters are compliant with the CFSI's Conflict-Free Smelter Program.

iv.	Hologic has determined that reliance upon independent third-party audits of smelter/refiner due diligence practices by CFSI is appropriate.

a.
Hologic is a downstream company and is many steps removed from the smelters and refiners that produce the necessary Conflict Minerals contained in Hologic's products or components of Hologic's products. Hologic does not purchase raw minerals or ores, and does not, to the best of its knowledge, directly purchase Conflict Minerals from any of the Covered Countries. Accordingly, Hologic does not perform or direct audits of these entities' supply chains of Conflict Minerals. However, Hologic supports industry wide efforts and the development and implementation of independent third-party audits of smelters and refiners, such as the CFSI's Conflict-Free Smelter Program.

v.
Hologic complies with Step 5 of the OECD Guidance through the filing of this report (and the related Form SD) with the SEC and by making these materials publicly available on its website at www.hologic.com.

FINDINGS AND CONCLUSIONS
Based on the information that was provided by the suppliers that Hologic surveyed and otherwise obtained through the due diligence process, described above, Hologic believes that, to the extent reasonably determinable by Hologic, the facilities that were used to process the Conflict Minerals contained in the Covered Products included 264 facilities that were listed in the Template as "known smelters or refineries," or in the United States Department of Commerce's global list of "all known conflict mineral processing facilities worldwide" (collectively, "Known Smelters or Refineries"). Of these 264 Known Smelters or Refineries, 245 received a "conflict free" designation from an independent third party audit program as of May 17, 2017.

Despite repeated efforts to obtain completed Surveys, a significant number of suppliers did not respond to Survey requests. In addition, because the Company is several levels removed from the source of the Conflict Minerals, despite its due diligence efforts, it was unable to identify or further investigate the source of any Conflict Minerals supplied by certain suppliers who were either non-responsive or uncertain about where the Conflict Minerals used in products they supplied to the Company originated. Hologic continues to work with suppliers throughout its supply chain to re-validate, improve, and refine their reported information, taking into account supply chain fluctuations and other changes in status or scope and relationships over time.

Hologic believes that, to the extent reasonably determinable, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in the table below. This table includes only facilities that are Known Smelters or Refineries.

Metal	Smelter Name	Smelter Country	Smelter ID
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128

Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	DODUCO GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Elemetal Refining, LLC	UNITED STATES	CID001322
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Ltd. Hong Kong	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	CHINA	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Marsam Metals	BRAZIL	CID002606
Gold	Materion	UNITED STATES	CID001113
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	METALÚRGICA MET-MEX PEÑOLES, S.A. DE C.V	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	Schone Edelmetaal B.V.	NETHERLANDS	CID001573
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA	CID002243
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA	CID000291
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Duoluoshan	CHINA	CID000410
Tantalum	Exotech Inc.	UNITED STATES	CID000456

Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616
Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES	CID000731
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA	CID000973
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineração Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining & Smelting	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL	CID002707
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Tranzact, Inc.	UNITED STATES	CID002571
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tantalum	Yanling Jincheng Tantalum Co., Ltd.	CHINA	CID001522
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA	CID002307
Tantalum	Zhuzhou Cemented Carbide	CHINA	CID002232
Tin	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL	CID000295
Tin	CV Ayi Jaya	INDONESIA	CID002570

Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Serumpun Sebalai	INDONESIA	CID000313
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	Elmet S.L.U. (Metallo Group)	SPAIN	CID002774
Tin	EM Vinto	BOLIVIA	CID000438
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metalurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Jinye Mineral Company	CHINA	CID002859
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA	CID000244
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	CHINA	CID001063
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo-Chimique N.V.	BELGIUM	CID002773
Tin	Mineração Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT Cipta Persada Mulia	INDONESIA	CID002696
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Eunindo Usaha Mandiri	INDONESIA	CID001438
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448

Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Lautan Harmonis Sejahtera	INDONESIA	CID002870
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	O.M. Indonesia	INDONESIA	CID002757
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Prima Timah Utama	INDONESIA	CID001458
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	PT Wahana Perkit Jaya	INDONESIA	CID002479
Tin	Resind Indústria e Comércio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Thaisarco	THAILAND	CID001898
Tin	VQB Mineral and Trading Group JSC	VIET NAM	CID002015
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Group (Holding) Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317

Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA	CID002535
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILLIPNES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM	CID002011
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

RISK MITIGATION
The Company expects to take the following steps, among others, to continue to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s supply chain benefit armed groups in the Covered Countries: (i) continue to encourage suppliers to implement responsible sourcing; (ii) reviewing "conflict free" smelter lists from independent "conflict free" smelter validation programs; (iii) contacting our suppliers to request that they obtain Conflict Minerals through a supply chain that ultimately starts with smelters or refiners that have received a "conflict free" designation from an independent "conflict free" smelter validation program; and (iv) continuing to engage with suppliers to obtain current, accurate and complete information about the supply chain.

Hologic has provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers, smelters or refiners to comply with Hologic's Product Components and Conflict Minerals Policy, may affect Hologic's future determinations under Rule 13p-1.

Website addresses are included in this report for reference only. Any information contained on Hologic's website is not incorporated by reference into this report.